Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-269296

Pricing Supplement No. 12,833 dated January 18, 2024

(To WFS Product Supplement No. 3 dated February 24, 2023,

Underlier Supplement No. 38 dated December 21, 2023,

Prospectus Supplement dated February 13, 2023

and Prospectus dated February 13, 2023)

GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc. Equity Index and ETF Linked Securities

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

■  Linked to the lowest performing of S&P 500® Index , the Russell 2000® Index and the Technology Select Sector SPDR® Fund (each referred to as an “underlier”)


The return on your securities is linked, in part, to the performance of the Technology Select Sector SPDR® Fund (the “fund”), and not to that of the Technology Select Sector Index (the “fund underlying index”) on which the fund is based.

■  Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount to be paid at maturity, will depend, in each case, on the performance of the lowest performing underlier on the call date or the calculation day, as applicable. The lowest performing underlier on the call date or calculation day is the underlier that has the lowest underlier return on that day.

■ Automatic Call.  If the closing value of the lowest performing underlier on the call date is greater than or equal to its starting value, the securities will be automatically called for the face amount plus a call premium of 17.65% of the face amount

■ Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the lowest performing underlier on the calculation day from its starting value to its ending value. The maturity payment amount will reflect the following terms:

▪ If the closing value of the lowest performing underlier on the calculation day increases, you will receive the face amount plus a positive return equal to 150% of the percentage increase in the closing value of the lowest performing underlier on the calculation day from its starting value

▪ If the closing value of the lowest performing underlier on the calculation day remains flat or decreases, but the decrease is not more than the threshold amount of 25%, you will receive the face amount

▪ If the closing value of the lowest performing underlier on the calculation day decreases by more than the threshold amount, you will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the value of the lowest performing underlier

■  Investors may lose up to 100% of the face amount

■  If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the closing value of the lowest performing underlier on the call date significantly exceeds its starting value. If the securities are automatically called, you will not have the opportunity to participate in any appreciation of any underlier at the upside participation rate.

■Your return on the securities will depend solely on the performance of the underlier that is the lowest performing underlier on the call date or calculation day, as applicable. You will not benefit in any way from the performance of the better performing underlier. Therefore, you will be adversely affected if any underlier performs poorly, even if the other underlier performs favorably

■  All payments on the securities are subject to credit risk, and you will have no ability to pursue the fund or any securities included in any underlier for payment; if GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, default on their obligations, you could lose some or all of your investment

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

The estimated value of your securities at the time the terms of your securities are set on the pricing date is equal to approximately $964 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC (“GS&Co.”) would initially buy or sell your securities, if it makes a market in the securities, see page PS-9.

The securities have more complex features than conventional debt securities and involve risks not associated with conventional debt securities. You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-9.

	Original Offering Price	Underwriting Discount(1)(2)	Proceeds to Issuer(1)
Per Security	$1,000.00	$25.75	$974.25
Total	$1,891,000.00	$48,693.25	$1,842,306.75

(1) See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-33.

(2) In addition to the 2.575%, GS&Co. may pay to selected securities dealers a fee of up to 0.35% of the face amount in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC	Wells Fargo Securities

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

Terms of the Securities
Company (Issuer):	GS Finance Corp.
Guarantor:	The Goldman Sachs Group, Inc.
Market Measures:

The S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund (each referred to as an “underlier,” and collectively as the “underliers”). The S&P 500® Index and the Russell 2000® Index are sometimes collectively referred to herein as the “indices” and individually as an “index” and the Technology Select Sector SPDR® Fund is sometimes referred to herein as the “fund”. The indices are not multiple exchange indices for purposes of the accompanying product supplement.

Fund Underlying Index:	With respect to the Technology Select Sector SPDR® Fund, the Technology Select Sector Index
Pricing Date:	January 18, 2024.
Original Issue Date:	January 23, 2024.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Principal Amount:

Subject to redemption by the company as provided under “— Automatic Call” below, on the stated maturity date, the company will pay, for each $1,000 of the outstanding face amount, an amount in cash equal to the maturity payment amount.

Automatic Call:

If the closing value of the lowest performing underlier on the call date is greater than or equal to its starting value, the securities will be automatically called, and on the call settlement date the company will pay, for each $1,000 of the outstanding face amount, an amount in cash equal to $1,000 plus the call premium.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the closing value of the lowest performing underlier on the call date significantly exceeds its starting value. If the securities are automatically called, you will not have the opportunity to participate in any appreciation of any underlier at the upside participation rate.

If the securities are automatically called, they will cease to be outstanding on the call settlement date and you will have no further rights under the securities after the call settlement date. You will not receive any notice from us if the securities are automatically called.

Maturity Payment Amount:

If the securities are not automatically called on the call date, on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

• if the ending value of the lowest performing underlier on the calculation day is greater than its starting value: $1,000 plus:

$1,000 × underlier return of the lowest performing underlier on the calculation day × upside participation rate;

• if the ending value of the lowest performing underlier on the calculation day is less than or equal to its starting value but greater than or equal to its threshold value: $1,000; or

• if the ending value of the lowest performing underlier on the calculation day is less than its threshold value:

 $1,000 + ($1,000 × underlier return of the lowest performing underlier on the calculation day)

If the securities are not automatically called and the ending value of the lowest performing underlier on the calculation day is less than its threshold value, you will have 1-to-1 downside exposure to the

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

decrease in the value of the lowest performing underlier and will lose more than 25%, and possibly all, of the face amount of your securities at maturity.
Starting Value:

With respect to the S&P 500® Index: 4,780.94, its closing value on the pricing date

With respect to the Russell 2000® Index: 1,923.653, its closing value on the pricing date.

With respect to the Technology Select Sector SPDR® Fund: $195.66, its closing value on the pricing date.

Closing Value:	With respect to an index on any trading day, its closing level on that trading day. With respect to the fund on any trading day, its fund closing price on that trading day.
Closing Level:

With respect to an index, closing level has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.

Fund Closing Price:

With respect to the fund, fund closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the accompanying product supplement.

Ending Value:	The “ending value” of an underlier will be its closing value on the calculation day.
Upside Participation Rate:	150.00%.
Lowest Performing Underlier:	For the call date or the calculation day, the “lowest performing underlier” will be the underlier with the lowest underlier return on that day.
Underlier Return:

For the call date or the calculation day, the “underlier return” with respect to an underlier is the percentage change from its starting value to its closing value on that day, measured as follows:

closing value on such day – starting value

starting value

Call Date:	January 23, 2025, subject to postponement.
Call Premium:	17.65% of the face amount ($176.50 per security)
Call Settlement Date:	Three business days after the call date (as the call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Calculation Day:	January 19, 2027, subject to postponement.
Stated Maturity Date*:	January 22, 2027, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Threshold Value:	With respect to an underlier, 75% of its starting value.
Threshold Amount:	25%.
Market Disruption Events and Postponement Provisions:

The call date and the calculation day are each subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the call settlement date and the stated maturity date will be postponed if the call date or the calculation day, as applicable, is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the call date, the calculation day, the call settlement date and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, the call date is a “calculation day” and the call settlement date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” and “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.

Business Day:

Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Calculation Agent:	Goldman Sachs & Co. LLC (“GS&Co.”)
Material Tax Consequences:

For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “Supplemental Discussion of U.S. Federal Income Tax Considerations.”

Denominations:	$1,000 and any integral multiple of $1,000.
Overdue Principal Rate:	The effective Federal Funds rate
Defeasance:	Not applicable
CUSIP:	40057XS22

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

Additional Information About the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with WFS product supplement no. 3 dated February 24, 2023, the underlier supplement no. 38 dated December 21, 2023, the prospectus supplement dated February 13, 2023 and the prospectus dated February 13, 2023 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, underlier supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to GS Finance Corp. and not to any of its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

You may access the product supplement, underlier supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• WFS Product Supplement No. 3 dated February 24, 2023:

https://www.sec.gov/Archives/edgar/data/886982/000156459023002399/gs-424b2.htm

• Underlier Supplement No. 38 dated December 21, 2023:
https://www.sec.gov/Archives/edgar/data/1419828/000095017023072308/underlier_supplement_no.htm

• Prospectus Supplement dated February 13, 2023:

https://www.sec.gov/Archives/edgar/data/886982/000119312523036241/d407224d424b2.htm

• Prospectus dated February 13, 2023:

https://www.sec.gov/Archives/edgar/data/886982/000119312523036147/d457531d424b2.htm

Please note that, for purposes of this pricing supplement, references in the accompanying underlier supplement to “trade date” shall be deemed to refer to “pricing date”.

The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The securities will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021. References herein to “calculation day” or “final calculation day” shall be deemed to refer to “determination date” in such master note no. 3, dated March 22, 2021.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Wells Fargo Advisors (“WFA”) is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

Estimated Value of the Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $964 per $1,000 face amount, which is less than the original offering price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $31 per $1,000 face amount).

Prior to April 18, 2024, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through April 17, 2024). On and after April 18, 2024, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

 seek the potential for a fixed return if each underlier has appreciated at all as of the call date in lieu of 150% leveraged participation in any potential appreciation of any underlier;

 if the securities are not automatically called prior to maturity, seek exposure to any upside performance of the lowest performing underlier by participating 150% in the percentage increase, if any, in the value of the lowest performing underlier from its starting value to its ending value on the calculation day;

 are willing to accept the risk that, if the closing value of the lowest performing underlier is less than its starting value on the call date and on the calculation day, they will not receive any positive return on their investment in the securities;

 are willing to accept the risk that, if the securities are not automatically called and the ending value of the lowest performing underlier on the calculation day is less than its starting value by more than the threshold amount, they will lose more than 25%, and possibly all, of the face amount per security at maturity;

 understand that the term of the securities may be reduced;

 understand that the return on the securities will depend solely on the performance of the underlier that is the lowest performing underlier on the call date or the calculation day and that they will not benefit in any way from the performance of the better performing underlier;

 understand that the securities are riskier than alternative investments linked to only one of the underliers or linked to a basket composed of each underlier;

 understand and are willing to accept the full downside risks of each underlier;

 are willing to forgo interest payments on the securities and dividends on the shares of the fund and securities included in the underliers; and

 are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

 seek a liquid investment or are unable or unwilling to hold the securities to maturity;

 seek certainty of receiving a positive return on their investment;

 require full payment of the face amount of the securities at stated maturity;

 believe that the closing value of the lowest performing underlier will be less than its starting value on the call date and the calculation day;

 seek a security with a fixed term;

 are unwilling to accept the risk that, if the closing value of the lowest performing underlier is less than its starting value on the call date and the calculation day, they will not receive any positive return on their investment in the securities;

 are unwilling to accept the risk that the ending value of the lowest performing underlier on the calculation day may decrease from its starting value by more than the threshold amount, in which case, they will lose more than 25%, and possibly all, of the face amount at maturity;

 are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;


seek current income;

seek exposure to a basket composed of each underlier or a similar investment in which the overall return is based on a blend of the performances of the underliers, rather than solely on the lowest performing underlier;

are unwilling to accept the risk of exposure to the underliers;

 seek exposure to the underliers but are unwilling to accept the risk/return trade-offs inherent in the terms of the securities;

 are unwilling to accept the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. to obtain exposure to the underliers generally, or to the exposure to the underlier that the securities provide specifically; or

 prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the underliers, please see the sections titled “The S&P 500® Index,” “The” Russell 2000® Index” and “The Technology Select Sector SPDR® Fund” below.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

Determining Timing and Amount of Payment on the Securities

If the securities have not been automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Is the ending value of the lowest performing underlier on the calculation day *greater than* its starting level?
Yes
You will receive per security: $1,000 *plus*:
$1,000 x underlier return of the lowest performing underlier on the calculation day x upside participation rate
No
Is the ending value of the lowest performing underlier on the calculation day *greater than or equal to* its threshold level?
Yes
You will receive per security: $1,000
No
You will receive per security:
$1,000 x ($1,000 x the underlier return of the lowest the performing underlier on the calculation day)
In this case, you will lose more than 25%, and possibly all, of the face amount per security

Is the ending price of the underlying stock that is the lowest performing underlying stock on the calculation day greater than or equal to its downside threshold price? You will receive per security: $1,000 You will receive per security: $1,000 x the performance factor of the lowest performing underlying stock on the final calculation day In this case, you will lose more than 25%, and possibly all, of the face amount per security Yes

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

Selected Risk Considerations

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement no. 38 and under “Risk Factors” in the accompanying WFS product supplement no. 3. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement no. 38 and the accompanying WFS product supplement no. 3. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlier stocks, i.e., with respect to an underlier to which your securities are linked, the stocks comprising such underlier. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Offering Price Of Your Securities.

The original offering price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original offering price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co., WFS or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. and WFS are not obligated to make a market in the securities. See “Risk Factors — Your Securities May Not Have an Active Trading Market” in the accompanying product supplement.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor.

Although the return on the securities will be based on the performance of each underlier, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

The Call Premium You Will Receive on the Call Settlement Date If Your Securities Are Automatically Called and the Amount You Will Receive on the Stated Maturity Date If Your Securities Are Not Automatically Called is Not Linked to the Closing Value of the Underliers at Any Time Other Than on the Call Date or the Calculation Day, as the Case May Be.

Your securities will not be automatically called, and you will not receive the call premium on the call settlement date, unless the closing value of the lowest performing underlier on the call date is greater than or equal to its starting value. Therefore, the closing values of the underliers on dates other than the call date will have no effect on whether your securities are automatically called. In addition, if your securities are not automatically called, the maturity payment amount you will receive on the stated maturity date will be based on the closing value of the lowest performing underlier on the calculation day. Therefore, if the closing value of an underlier dropped precipitously on the calculation day, the maturity payment amount for your securities may be significantly less than it would have been had the maturity payment amount been linked to the closing values of the underliers prior to such drop. Although the actual closing values of the underliers on the call settlement date, the stated maturity date or at other times during the life of your securities may be higher than the closing values of the underliers on the call date or the calculation day, you will not benefit from the closing values of the underliers at any time other than on the call date or the calculation day.

You May Lose Your Entire Investment in the Securities.

You can lose your entire investment in the securities. Assuming your securities are not automatically called, the maturity payment amount on your securities, if any, on the stated maturity date will be based on the performance of the lowest performing of the underliers as measured from their starting values to their closing values on the calculation day. If the ending value of any underlier is less than its threshold value, you will have full downside exposure to the decrease in the value of the lowest performing underlier from its starting value, and you will lose 1% of the face amount of your securities for every 1% that the ending value of the lowest performing underlier on the calculation day is less than its starting value. Thus, you may lose your entire investment in the securities.

Also, the market price of your securities prior to the call settlement date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

The Return on Your Securities May Change Significantly Despite Only a Small Change in the Value of the Lowest Performing Underlier.

If your securities are not automatically called and the ending value of the lowest performing underlier on the calculation day is less than its threshold value, you will receive less than the face amount of your securities and you could lose all or a substantial portion of your investment in the securities. This means that while a decrease in the ending value of the lowest performing underlier on the calculation day to its threshold value will not result in a loss of principal on the securities, a decrease in the ending value of the lowest performing underlier on the calculation day to less than its threshold value will result in a loss of a significant portion of the face amount of the securities despite only a small change in the value of the lowest performing underlier.

Because the Securities Are Linked to the Performance of the Lowest Performing Underlier, You Have a Greater Risk of Sustaining a Significant Loss on Your Investment Than If the Securities Were Linked to Just One Underlier.

The risk that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlier. With multiple underliers, it is more likely that at least one underlier will close below its starting value on the call date, or below its threshold value on the calculation day, than if the securities were linked to only one underlier. Therefore, it is more likely that you will suffer a significant loss on your investment.

Movements in the values of the underliers may be correlated or uncorrelated at different times during the term of the securities and, if there is correlation, such correlation may be positive (the underliers move in the same direction) or negative (the underliers move in reverse directions). You should not take the historical correlation (or lack thereof) of the underliers as an indication of the future correlation, if any, of the underliers. Such correlation could have an adverse effect on your return on the securities. For example, if the underliers are negatively correlated on the call date or the calculation day, as applicable, and the value of one underlier increases, it is likely that the other underlier will decrease and such decrease could cause one or both of the underliers to close below its starting value on the call date, or below its threshold value on the calculation day. As discussed below in “A Higher Call Premium, a Lower Closing Value at or Above Which the Securities Will Be Automatically Called and/or a Lower Threshold Value May Reflect Greater Expected Volatility of the Underliers, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Values of the Underliers and, Potentially, a Significant Loss at Maturity”, higher call premium and lower threshold value indicate a greater potential for a loss on your investment at maturity, which are risks generally associated with underliers that have lower correlation. In addition, other factors and inputs other than correlation may impact how the terms of the securities are set and the performance of the securities.

A Higher Call Premium, a Lower Closing Value at or Above Which the Securities Will Be Automatically Called and/or a Lower Threshold Value May Reflect Greater Expected Volatility of the Underliers, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Values of the Underliers and, Potentially, a Significant Loss at Maturity.

The economic terms for the securities, including the call premium, the closing values of the underliers on the call date at or above which the securities will be automatically called and the threshold values, are based, in part, on the expected volatility of each underlier at the time the terms of the securities are set. “Volatility” refers to the frequency and magnitude of changes in the values of the underliers.

Higher expected volatility with respect to each underlier as of the pricing date generally indicates a greater expectation as of that date that (i) the closing value of one or more of the underliers on the call date will be less than its starting value, in which case your securities will not be automatically called and you will not receive the call premium, or (ii) the ending value of the lowest performing underlier could ultimately be less than its threshold value on the calculation day, which would result in a loss of a significant portion of your investment in the securities. At the time the terms of the securities are set, higher expected volatility will generally be reflected in a higher call premium, lower closing values of the underliers at or above which the securities will be automatically called and/or a lower threshold value, as compared to otherwise comparable securities issued by the same issuer with the same maturity (taking into account any ability of the issuer to redeem the securities prior to maturity) but with one or more different underliers. However, there is no guarantee that a higher call premium or lower threshold value set for your securities on the pricing date will adequately compensate you,

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

from a risk-potential reward perspective, for the greater risk of your securities not being automatically called or of losing some of your investment in the securities.

A relatively higher call premium (as compared to otherwise comparable securities), which would increase the positive return if the closing value of each underlier is greater than or equal to its starting value on the call date, or a relatively lower closing value of the underliers at or above which the securities will be automatically called, may generally indicate an increased risk that your securities will not be automatically called on the call settlement date.

Similarly, a relatively lower threshold value (as compared to otherwise comparable securities), which would increase the buffer against the loss of principal, may generally indicate an increased risk that the value of each underlier will decrease substantially. This would result in a significant loss at maturity if the ending value of any underlier is less than its threshold value. Further, a relatively lower threshold value may not indicate that the securities have a greater likelihood of a return of principal at maturity based on the performance of each underlier.

You should not take the historical volatility of any underlier as an indication of its future volatility. You should be willing to accept the downside market risk of each underlier and the potential to lose a significant portion of your investment in the securities.

The Amount You Will Receive on the Call Settlement Date Will Be Capped Due to the Call Premium.

Regardless of the closing values of the underliers on the call date, the amount in cash you may receive on the call settlement date is capped. Even if the closing value of the lowest performing underlier on the call date exceeds its starting value, causing the securities to be automatically called, the amount in cash payable on the call settlement date will be capped, and you will not benefit from the increases in the closing value of the underliers above their starting values on the call date. If your securities are automatically called on the call date, the maximum payment you will receive for each $1,000 face amount of your securities will be $1,176.50.

The Maturity Payment Amount Will Be Based Solely on the Lowest Performing Underlier.

If the securities are not automatically called, the maturity payment amount will be based on the lowest performing underlier without regard to the performance of the other underlier. As a result, you could lose all or some of your initial investment if the ending value of the lowest performing underlier on the calculation day is less than its threshold value, even if there is an increase in the value of the other underlier. This could be the case even if the other underlier increased by an amount greater than the decrease in the lowest performing underlier.

Your Securities Are Subject to Automatic Redemption.

We will automatically call and redeem all, but not part, of your securities on the call settlement date if the closing value of the lowest performing underlier on the call date is greater than or equal to its starting value. Therefore, the term for your securities may be reduced. You may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. For the avoidance of doubt, if your securities are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

Your Securities Do Not Bear Interest.

You will not receive any interest payments on your securities. As a result, even if the maturity payment amount payable for your securities on the stated maturity date exceeds the face amount of your securities, the overall return you earn on your securities may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Return on Your Securities Will Not Reflect Any Dividends Paid on the Fund or Any Underlier Stocks.

The return on your securities will not reflect the return you would realize if you actually owned shares of the fund or underlier stocks and received the distributions paid on the shares of the fund. You will not receive any dividends that may be paid on any of the underlier stocks by the underlier stock issuers or the shares of the fund. See “— You Have No Shareholder Rights or Rights to Receive Any Shares of the Fund or Any Underlier Stock” below for additional information.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

You Have No Shareholder Rights or Rights to Receive Any Shares of the Fund or Any Underlier Stock.

Investing in your securities will not make you a holder of any shares of the fund or any underlier stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the fund or the underlier stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the fund or the underlier stocks or any other rights of a holder of any shares of the fund or the underlier stocks. Your securities will be paid in cash and you will have no right to receive delivery of any shares of the fund or any underlier stocks.

The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors.

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose and are able to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control and impact the value of bonds and options generally, will influence the market value of your securities, including:

●
the values of the underliers;
●
the volatility — i.e., the frequency and magnitude of changes — in the values of the underliers;
●
the correlation among the underliers — i.e., the extent to which the values of the underliers tend to fluctuate at the same time, in the same direction and in similar magnitudes;
●
the dividend rates of the underlier stocks;
●
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlier stocks, and which may affect the values of the underliers;
●
interest rates and yield rates in the market;
●
the time remaining until your securities mature; and
●
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors will influence the price you will receive if you sell your securities before maturity, including the price you may receive for your securities in any market-making transaction. If you sell your securities before maturity, you may receive less than the face amount of your securities or less than you would have received had you held your securities to maturity.

You cannot predict the future values of the underliers based on their historical fluctuations. The actual values of the underliers over the life of the securities may bear little or no relation to the historical closing values of the underliers or to the hypothetical examples shown elsewhere in this pricing supplement.

Additional Risks Related to the Russell 2000® Index

There are Small-Capitalization Stock Risks Associated with the Russell 2000® Index.

The Russell 2000® Index is comprised of stocks of companies that may be considered small capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies and therefore the Russell 2000® Index may be more volatile than an underlier in which a greater percentage of the constituent stocks are issued by large-capitalization companies.

Additional Risks Related to the Fund

The Policies of the Fund’s Investment Advisor and the Sponsor of the Fund Underlying Index Could Affect the Amount Payable on Your Securities and Their Market Value.

The fund’s investment advisor may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of the fund investment advisor concerning the calculation of the net asset value of the fund and additions, deletions or substitutions of securities in the fund and the manner in which changes affecting its fund underlying index are reflected in the fund that could affect the

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

market price of the shares of the fund, and therefore, the amount payable on your securities on the stated maturity date. The amount payable on your securities and their market value could also be affected if the fund investment advisor changes these policies, for example, by changing the manner in which it calculates the net asset value of the fund, or if the fund investment advisor discontinues or suspends calculation or publication of the net asset value of the fund, in which case it may become difficult or inappropriate to determine the market value of your securities.

If events such as these occur, the calculation agent — which initially will be GS&Co. — may determine the closing value of the fund — and thus the amount payable on the securities — in a manner it considers appropriate, in its sole discretion.

In addition, the sponsor of the fund underlying index owns the fund underlying index and is responsible for the design and maintenance of the fund underlying index. The policies of the sponsor of the underlier’s fund underlying index concerning the calculation of the fund underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in the fund underlying index, could affect the level of the fund underlying index and, consequently, could affect the market price of shares of the fund and, therefore, the amount payable on your securities and their market value.

There is No Assurance That an Active Trading Market Will Continue for the Fund or That There Will Be Liquidity in Any Such Trading Market; Further, the Fund Is Subject to Management Risks, Securities Lending Risks and Custody Risks.

Although the shares of the fund and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the fund or that there will be liquidity in the trading market.

In addition, the fund is subject to management risk, which is the risk that the fund investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. The fund is also not actively managed and may be affected by a general decline in market segments relating to its fund underlying index. The fund investment advisor invests in securities included in, or representative of, its fund underlying index regardless of their investment merits. The fund investment advisor does not attempt to take defensive positions in declining markets. In addition, the fund’s investment advisor may be permitted to engage in securities lending with respect to a portion of an underlier's total assets, which could subject the fund to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the fund is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

Further, the fund is subject to listing standards adopted by the securities exchange on which the fund is listed for trading. There can be no assurance that the fund will continue to meet the applicable listing requirements, or that the fund will not be delisted.

The Fund and Its Fund Underlying Index Are Different and the Performance of the Fund May Not Correlate With the Performance of Its Fund Underlying Index.

The fund may not hold all or substantially all of the equity securities included in the fund underlying index and may hold securities or assets not included in the fund underlying index. Therefore, while the performance of the fund is generally linked to the performance of the fund underlying index, the performance of the fund is also linked in part to shares of equity securities not included in the fund underlying index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with the fund investment advisor.

Imperfect correlation between the fund’s portfolio securities and those in the fund underlying index, rounding of prices, changes to the fund underlying index and regulatory requirements may cause tracking error, the divergence of the fund’s performance from that of the fund underlying index.

In addition, the performance of the fund will reflect additional transaction costs and fees that are not included in the calculation of its fund underlying index and this may increase the tracking error of the fund. Also, corporate

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between the fund and its fund underlying index. Finally, because the shares of the fund are traded on an exchange and are subject to market supply and investor demand, the market value of one share of the fund may differ from the net asset value per share of the fund.

For all of the foregoing reasons, the performance of the fund may not correlate with the performance of its fund underlying index. Consequently, the return on the securities will not be the same as investing directly in the fund or in its fund underlying index or in its underlier stocks, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of its fund underlying index.

The Fund is Concentrated in the Information Technology Sector and Does Not Provide Diversified Exposure.

The fund is not diversified. The fund’s assets are concentrated in the Information Technology sector, which means the fund is more likely to be more adversely affected by any negative performance of the Information Technology sector than an underlier that has more diversified holdings across a number of sectors. Market or economic factors impacting technology companies and companies that rely heavily on technological advances could have a major effect on the value of the fund’s investments. The value of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the Information Technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

The Fund May Be Disproportionately Affected By the Performance of a Small Number of Stocks.

Although the Technology Select Sector SPDR® Fund held 64 stocks as of January 18, 2024, approximately 44.16% of the fund was invested in just two stocks – Microsoft Corporation and Apple Inc. – and approximately 69.79% of the fund was invested in just ten stocks. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or more of these companies, may have the effect of significantly lowering the price of the fund even if none of the other stocks held by the fund are affected by such events. Because of the weighting of the holdings of the fund, the amount payable on your securities could be less than the amount you would have received if you had invested in a product linked to an underlier that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such underlier.

Limited Historical Information is Available Regarding the Fund’s Performance Subsequent to Its Reconstitution in September 2018.

The fund tracks the performance of the Technology Select Sector Index, which was reconstituted on September 24, 2018. Prior to the reconstitution of its fund underlying index, the Technology Select Sector Index was designed to measure the performance of companies assigned to the Information Technology sector and the former Telecommunication Services sector. The reconstituted Technology Select Sector Index now measures the performance of the companies assigned to the Information Technology sector. Moreover, a number of companies from the Information Technology sector were reclassified under the new Communication Services sector or the Consumer Discretionary sector and consequently removed from the Technology Select Sector Index and the fund. See “The Technology Select Sector SPDR® Fund” below. As a result, the performance of the fund prior to its reconstitution in September 2018 might have been meaningfully different had it tracked the reconstituted Technology Select Sector Index at that time. As a result, limited historical underlier performance information will be available for you to consider in making an independent investigation of the fund performance, which may make it difficult for you to make an informed decision with respect to the securities.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans.

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

“ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered securities with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered securities could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered securities.

The Tax Consequences of an Investment in Your Securities Are Uncertain.

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your securities, and any such guidance could adversely affect the value and the tax treatment of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Considerations — United States Holders — Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Considerations below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Your Securities May Be Subject to the Constructive Ownership Rules

There exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to all or a portion of your securities. If all or a portion of your securities were subject to the constructive ownership rules, then all or a portion of any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities.

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent any actual starting value or threshold value. The hypothetical starting value of 100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual starting value or threshold value for any underlier. The actual starting value and threshold value for each underlier will be are set forth under “Terms of the Securities” above. For historical data regarding the actual closing values of the underliers, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the securities. The performance of the better performing underlier is not relevant to your return on the securities.

Upside Participation Rate:	150.00%
Call Premium:	17.65% of the face amount or $176.50 per security
Hypothetical Starting Value:	For each underlier, 100.00
Hypothetical Threshold Value:	For each underlier, 75.00 (75% of its hypothetical starting value)
Threshold Amount:	25%

Hypothetical Payout Profile

150%
100%
50%
0%
-50%
-80%
-100%
Security Return
150% of Underlier Return
Call Date (Call Premium: 17.65%)
25% Contingent Downside
Hypothetical Maturity Payment Amount
Underlier
Call Date Payment Amount
-100%
-50%
-25%
0%
50%
100%
Hypothetical Underlier Return of the Lowest Performing Underlier

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

Hypothetical Returns

If the securities are automatically called:

If your securities are automatically called on the call date (i.e., on the call date the closing value of the lowest performing underlier is greater than or equal to its starting value), on the call settlement date you will receive the face amount of your securities plus the call premium, resulting in a hypothetical pre-tax total rate of return of 17.65%.

If the securities are not automatically called:

If your securities are not automatically called on the call date (i.e., on the call date the closing value of the lowest performing underlier is less than its starting value), on the stated maturity date you will receive the maturity payment amount, as illustrated in the table below.

Hypothetical ending value of the lowest performing underlier on the calculation day	Hypothetical underlier return of the lowest performing underlier on the calculation day (1)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(2)
200.00	100.00%	$2,500.00	150.00%
175.00	75.00%	$2,125.00	112.50%
150.00	50.00%	$1,750.00	75.00%
125.00	25.00%	$1,375.00	37.50%
110.00	10.00%	$1,150.00	15.00%
100.00	0.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%
75.00	-25.00%	$1,000.00	0.00%
74.99	-25.01%	$749.90	-25.01%
60.00	-40.00%	$600.00	-40.00%
50.00	-50.00%	$500.00	-50.00%
25.00	-75.00%	$250.00	-75.00%
0.00	-100.00%	$0.00	-100.00%

(1) The underlier return of the lowest performing underlier is equal to the percentage change from its starting value to its ending value on the calculation day (i.e., the ending value of the lowest performing underlier on the calculation day minus its starting value, divided by its starting value).

(2) The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The closing value of the lowest performing underlier on the call date is greater than its starting value, and the securities are automatically called on the call date:

	S&P 500® Index	Russell 2000® Index	Technology Select Sector SPDR® Fund
Hypothetical starting value:	100.00	100.00	$100.00
Hypothetical closing value on the call date:	130.00	125.00	$130.00

Step 1: Determine which underlier is the lowest performing underlier on the call date.

In this example, the Russell 2000® Index has the lowest underlier return and is, therefore, the lowest performing underlier on the call date.

Step 2: Determine whether the securities will be automatically called on the call date.

Because the hypothetical closing value of the lowest performing underlier on the call date is greater than its hypothetical starting value, the securities are automatically called on the call date and you will receive on the call settlement date the face amount of your securities plus a call premium of 17.65% of the face amount. Even though the lowest performing underlier appreciated by 25.00% from its starting value to its closing value on the call date in this example, your return is limited to the call premium of 17.65%.

On the call settlement date, you would receive $1,176.50 per security.

Example 2. The securities are not automatically called. The ending value of the lowest performing underlier on the calculation day is greater than its starting value and the maturity payment amount is greater than the face amount:

	S&P 500® Index	Russell 2000® Index	Technology Select Sector SPDR® Fund
Hypothetical starting value:	100.00	100.00	$100.00
Hypothetical closing value on the call date:	85.00	75.00	$80.00
Hypothetical ending value:	130.00	120.00	$110.00
Hypothetical underlier return (ending value – starting value)/starting value:	30.00%	20.00%	10.00%

Step 1: Determine which underlier is the lowest performing underlier on the calculation day.

In this example, the Technology Select Sector SPDR® Fund has the lowest underlier return and is, therefore, the lowest performing underlier on the calculation day.

Step 2: Determine the maturity payment amount based on the underlier return of the lowest performing underlier on the calculation day.

Because the hypothetical closing value of the lowest performing underlier on the call date is less than its hypothetical starting value, the securities are not automatically called. Because the hypothetical ending value of the lowest performing underlier on the calculation day is greater than its hypothetical starting value, the maturity payment amount per security would be equal to the face amount of $1,000 plus a positive return equal to:

$1,000 × underlier return of the lowest performing underlier on the calculation day × upside participation rate

$1,000 × 10.00% × 150.00%

= $150.00

On the stated maturity date, you would receive $1,150.00 per security.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

Example 3. The securities are not automatically called. The ending value of the lowest performing underlier on the calculation day is less than its starting value but greater than its threshold value and the maturity payment amount is equal to the face amount:

	S&P 500® Index	Russell 2000® Index	Technology Select Sector SPDR® Fund
Hypothetical starting value:	100.00	100.00	$100.00
Hypothetical closing value on the call date:	85.00	75.00	$80.00
Hypothetical ending value:	97.00	95.00	$90.00
Hypothetical threshold value:	75.00	75.00	$75.00
Hypothetical underlier return (ending value – starting value)/starting value:	-3.00%	-5.00%	-10.00%

Step 1: Determine which underlier is the lowest performing underlier on the calculation day.

In this example, the Technology Select Sector SPDR® Fund has the lowest underlier return and is, therefore, the lowest performing underlier on the calculation day.

Step 2: Determine the maturity payment amount based on the underlier return of the lowest performing underlier on the calculation day.

Because the hypothetical closing value of the lowest performing underlier on the call date is less than its hypothetical starting value, the securities are not automatically called. Because the hypothetical ending value of the lowest performing underlier on the calculation day is less than its hypothetical starting value, but not by more than the threshold amount, the maturity payment amount per security would equal the face amount.

On the stated maturity date, you would receive $1,000.00 per security.

Example 4. The securities are not automatically called. The ending value of the lowest performing underlier on the calculation day is less than its threshold value and the maturity payment amount is less than the face amount:

	S&P 500® Index	Russell 2000® Index	Technology Select Sector SPDR® Fund
Hypothetical starting value:	100.00	100.00	$100.00
Hypothetical closing value on the call date:	85.00	75.00	$80.00
Hypothetical ending value:	130.00	50.00	$120.00
Hypothetical threshold value:	75.00	75.00	$75.00
Hypothetical underlier return (ending value – starting value)/starting value:	30.00%	-50.00%	20.00%

Step 1: Determine which underlier is the lowest performing underlier on the calculation day.

In this example, the Russell 2000® Index has the lowest underlier return and is, therefore, the lowest performing underlier on the calculation day.

Step 2: Determine the maturity payment amount based on the underlier return of the lowest performing underlier on the calculation day.

Because the hypothetical closing value of the lowest performing underlier on the call date is less than its hypothetical starting value, the securities are not automatically called. Because hypothetical ending value of the lowest performing underlier on the calculation day is less than its hypothetical starting value by more than the

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

threshold amount, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:

$1,000 + ($1,000 × underlier return)

$1,000 + ($1,000 × -50.00%)

= $500.00

On the stated maturity date, you would receive $500.00 per security.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

The S&P 500® Index

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. For more details about the S&P 500® Index, the underlier sponsor and license agreement between the underlier sponsor and the issuer, see “The Underliers — S&P 500® Index” on page S-116 of the accompanying underlier supplement no. 38.

Historical Information

The closing level of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical levels of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier or its underlier stocks will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered securities, you should consult publicly available information to determine the levels of the underlier between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent levels of the underlier. The actual performance of the underlier over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing levels shown below.

The graph below shows the daily historical closing levels of the underlier from January 1, 2019 through January 18, 2024. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the closing levels of the underlier in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the S&P 500® Index

5000
4000
3000
2000
1000
0
Closing Level
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024

The S&P 500® Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones,

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

Standard & Poor’s Financial Services LLC or any of their respective affiliates make any representation regarding the advisability of investing in such securities.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

The Russell 2000® Index

The Russell 2000® Index measures the composite price performance of stocks of 2,000 companies incorporated in the U.S., its territories and certain “benefit-driven incorporation countries.” The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For more details about the Russell 2000® Index, the underlier sponsor and license agreement between the underlier sponsor and the issuer, see “The Underliers — Russell 2000® Index” on page S-79 of the accompanying underlier supplement no. 38.

Historical Information

The closing level of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical levels of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier or its underlier stocks will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered securities, you should consult publicly available information to determine the levels of the underlier between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent levels of the underlier. The actual performance of the underlier over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing levels shown below.

The graph below shows the daily historical closing levels of the underlier from January 1, 2019 through January 18, 2024. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the closing levels of the underlier in the graph below from Bloomberg Financial Services, without independent verification. Although the official closing levels of the Russell 2000® Index are published to six decimal places by the underlier sponsor, Bloomberg Financial Services reports the levels of the Russell 2000® Index to fewer decimal places.

Historical Performance of the Russell 2000® Index

Closing Level
2500
2000
1500
1000
500
0
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024

The Russell 2000® Index is a trademark of FTSE Russell (“Russell”) and has been licensed for use by GS Finance Corp. The securities are not sponsored, endorsed, sold or promoted by Russell, and Russell makes no representation regarding the advisability of investing in the securities.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

The Technology Select Sector SPDR® Fund

The shares of the Technology Select Sector SPDR® Fund (the “underlier”) are issued by the Select Sector SPDR® Trust (the “trust”), a registered investment company.

● The underlier is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Technology Select Sector Index (the “index”). The index includes companies in the S&P 500® Index that have been identified as Information Technology companies by the Global Industry Classification Standard, including securities of companies from the following industries: technology hardware, storage, and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. The S&P 500® Index is a broad-based securities market index that includes common stocks of approximately 500 companies from a number of sectors representing a significant portion of the market value of all stocks publicly traded in the United States.

● The return on your notes is linked to the performance of the underlier, and not to that of the index on which the underlier is based. The performance of the underlier may significantly diverge from that of its index.

● The underlier’s investment advisor is SSGA Funds Management, Inc.

● The underlier’s shares trade on the NYSE Arca under the ticker symbol “XLK”.

● The trust’s SEC CIK Number is 0001064641.

● The underlier’s inception date was December 16, 1998.

Holdings with Weights Equal to or in Excess of 20% of the Technology Select Sector SPDR® Fund as of January 18, 2024

Microsoft Corporation and Apple Inc. are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed by these underlier stock issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by each of the above-referenced underlier stock issuers under the Exchange Act can be located by referencing its SEC file number specified below.

The graphs below, except where otherwise indicated, show the daily historical closing levels of Microsoft Corporation and Apple Inc. from January 1, 2019 through January 18, 2024, adjusted for corporate events, if applicable. We obtained the levels in the graphs below using data from Bloomberg Financial Services, without independent verification. We have taken the descriptions of the underlier stock issuers set forth below from publicly available information without independent verification.

According to publicly available information, Microsoft Corporation is a technology company. Information filed with the SEC by the underlier stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37845.

Historical Performance of Microsoft Corporation

Closing Level
0
100
200
300
400
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

According to publicly available information, Apple Inc. designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories, and sells a variety of related services. Information filed with the SEC by the underlier stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36743. The daily historical closing prices for Apple Inc. in the graph below have been adjusted for a 4-for-1 stock split that became effective before the market open on August 31, 2020.

Historical Performance of Apple Inc.

200
150
100
50
0
Closing Level
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

Where Information About the Underlier Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the underlier (including its fees, top ten holdings and weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlier’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlier From the Trust’s Publicly Available Information

This pricing supplement relates only to your note and does not relate to the underlier. We have derived all information about the underlier in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlier in connection with the offering of your note. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlier — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlier could affect the value you will receive at maturity and, therefore, the market value of your note.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlier. As an investor in a note, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a note

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

Historical Information

The closing price of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier or its underlier stocks will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlier between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the underlier. The actual performance of the underlier over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the Technology Select Sector SPDR® Fund from September 24, 2019 through January 18, 2024. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the price of most equity ETFs. We obtained the closing prices of the Technology Select Sector SPDR® Fund in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Technology Select Sector SPDR® Fund*

200
150
100
50
0
Closing Level
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024

* We are not providing the historical closing levels of the Technology Select Sector SPDR® Fund prior to September 24, 2018, the date GICS® structure changes were effective for the Technology Select Sector Index. Before the changes to the GICS® were implemented, the Technology Select Sector Index was designed to measure the performance of the companies assigned to the Information Technology sector and Telecommunication Services sector. After the changes to GICS® were implemented, the Technology Select Sector Index was reconstituted so that it now measures the performance of the companies assigned to the Information Technology sector only. Moreover, a number of companies from the Information Technology sector were reclassified under the new Communication Services sector or the Consumer Discretionary sector and consequently removed from the Technology Select Sector Index and the Technology Select Sector SPDR® Fund. As a result, the performance of the Technology Select Sector SPDR® Fund prior to the reconstitution of the Technology Select Sector Index might have been meaningfully different had it tracked the reconstituted Technology Select Sector Index at that time.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

Supplemental Discussion of U.S. Federal Income Tax Considerations

The following section supplements, and to the extent inconsistent therewith supersedes, the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

●
a dealer in securities or currencies;
●
a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
●
a bank;
●
a life insurance company;
●
a tax exempt organization;
●
a partnership;
●
a regulated investment company;
●
an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
●
a person that owns a security as a hedge or that is hedged against interest rate risks;
●
a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
●
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your securities as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your securities and you are:

●
a citizen or resident of the United States;
●
a domestic corporation;
●
an estate whose income is subject to U.S. federal income tax regardless of its source; or
●
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. By purchasing the securities you agree— in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as pre-paid derivative contracts in respect of the underliers. Except as otherwise stated below, the discussion herein assumes that the securities will be so treated.

Upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your securities. Your tax basis in the securities will generally be equal to the amount that you paid for the securities. If you hold your securities for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your securities for one year or

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

In addition, the constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to all or a portion of your securities. If all or a portion of your securities were subject to the constructive ownership rules, then all or a portion of any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities – and then determining a payment schedule as of the original issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases securities at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your securities could be treated in the manner described above under “Tax Treatment”, except that any gain or loss that you recognize at maturity or upon redemption would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your securities for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of instruments such as the offered securities, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of securities and are, for U.S. federal income tax purposes:

●
a nonresident alien individual;
●
a foreign corporation; or
●
an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we or our agents, including WFS, will not make payments of any additional amounts. Prospective non-United States holders of the securities should consult their tax advisor in this regard.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities to be subject to withholding, even if you comply with certification requirements as to your foreign status.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange, redemption or maturity of your securities, could be collected via withholding. If these regulations were to apply

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the stocks included in the indices or on the fund during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we or our agents, including WFS, would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2025, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the original issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Under current law, while the matter is not entirely clear, individual non-United States holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

Supplemental Plan of Distribution; Conflicts of Interest

See “Supplemental Plan of Distribution” on page S-41 of the accompanying product supplement and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $10,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original offering price set forth on the cover page of this pricing supplement. Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive the underwriting discount of 2.575% of the aggregate face amount of the securities sold ($25.75 per $1,000 face amount of securities). The agent may resell the securities to Wells Fargo Advisors (“WFA”) at the original offering price of the securities less a concession of 2.00% of the aggregate face amount of the securities ($20.00 per $1,000 face amount of securities). In addition to the selling concession received by WFA, WFS advises that WFA will also receive out of the underwriting discount a distribution expense fee of 0.075% for each $1,000 face amount of a security WFA sells ($0.75 per $1,000 face amount of securities). In addition, in respect of certain securities sold in this offering, GS&Co. may pay a fee of up to 0.35% of the aggregate face amount of the securities sold (up to $3.50 per $1,000 face amount of securities) to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. Please note that the information about the original issue date and original offering price set forth on the cover of this pricing supplement relate only to the initial distribution.

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee to iCapital Markets LLC, a broker-dealer in which an affiliate of GS Finance Corp. holds an indirect minority equity interest, for services it is providing in connection with this offering.

For information related to hedging activities, see “Additional Risk Factors Specific To Your Securities —Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities.” on page S-10 of the accompanying product supplement.

We have been advised by GS&Co. and WFS that they intend to make a market in the securities. However, none of GS&Co., WFS nor any of their respective affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Technology Select Sector SPDR® Fund due January 22, 2027

Validity of the Securities and Guarantee

In the opinion of Sidley Austin LLP, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the securities offered by this pricing supplement have been executed and issued by GS Finance Corp., such securities have been authenticated by the trustee pursuant to the indenture, and such securities have been delivered against payment as contemplated herein, (a) such securities will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such securities will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 18, 2023, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 18, 2023.